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                                                               EXHIBIT 10.27(b)

              AMENDMENT NO. 1 TO MASTER LOAN AND SECURITY AGREEMENT

         This AMENDMENT NO. 1 TO MASTER LOAN AND SECURITY AGREEMENT ("Amendment No. 1"), is entered into as of June 10, 1999, between AAMES CAPITAL CORPORATION, a California corporation (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender") in order to amend certain provisions of that certain MASTER LOAN AND SECURITY AGREEMENT, dated as of February 10, 1999, between Borrower and Lender (the "Loan Agreement") to permanently reduce the Maximum Credit and the Maximum Uncommitted Amount. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Loan Agreement.

         WHEREAS, Borrower is repaying a Committed Advance in the aggregate amount of $10,000,000 on June 10, 1999 (the "June 10 Repayment") of which $8,683,727.72 represents proceeds from the sale by Borrower of Historical Advances pursuant to an Historical Advance Purchase Agreement dated as of June 10, 1999 between Borrower and Steamboat Financial Partnership I, L.P.;

         WHEREAS, Lender and Borrower desire that the Maximum Credit and the Maximum Committed Amount will be permanently reduced at the time of the June 10 Repayment by $10,000,000;

         WHEREAS, Section 2.01(b) of the Loan Agreement provides in relevant part: "Unless otherwise agreed by the parties, in determining whether Advances secured by Eligible Mortgage Loans are Committed Advances or Uncommitted Advances, such Advances shall first be deemed Committed Advances up to the Maximum Committed Amount, and then the remained shall be deemed Uncommitted Advances;"

         WHEREAS, Borrower does not as of this date have Committed Advances under the Loan Agreement up to the Maximum Committed Amount;

         WHEREAS, Borrower has requested an Uncommitted Advance in the amount of $10,000,000, secured by Mortgage Loans identified on Schedule A hereto (the "June 10 Advance");

         NOW, THEREFORE, it is hereby agreed by Borrower and Lender as follows:

1. The following definitions in Section 1.01 of the Loan Agreement are hereby amended and restated as set forth below:

         "Maximum Committed Amount" shall mean $90 million.

         "Maximum Credit" shall mean the sum of the Maximum Committed Amount and the Maximum Uncommitted Amount, which shall equal $190 million.

2. In accordance with Section 2.01 of the Loan Agreement, the parties agree that the June 10 Advance shall be an Uncommitted Advance even though the Maximum Committed Amount has not been satisfied.

3. Lender hereby acknowledges that the June 10 Advance meets the requirements of
   Section 2.10 of the Loan Agreement concerning the purpose of Advances and
   Section 7.12 of the Loan Agreement concerning use of proceeds or alternatively waives the requirements of those Sections.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1, as of the date hereof.

BORROWER

AAMES CAPITAL CORPORATION

By:    /s/  Barbara S. Polsky
   ------------------------------
Name:  Barbara S. Polsky
     ----------------------------
Title: EVP & General Counsel
      ---------------------------

LENDER

GREENWICH CAPITAL FINANCIAL
PRODUCTS, INC.

By:    /s/  John C. Anderson
   ------------------------------
Name:  John C. Anderson
     ----------------------------
Title: SVP
      ---------------------------


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